Exhibit 99.1

FOR IMMEDIATE RELEASE

For additional information contact:
Joseph Cormier	Mark Root
Vice President, Corporate Development	Executive Director, Corporate Communications
703-218-8258	703-218-8397; cell: 571-259-1169
joe.cormier@mantech.com	mark.root@mantech.com

ManTech Reports 2008 Second Quarter Results

•	Revenue of $465 million, up 33% over second quarter 2007 (20% organic revenue growth)

•	Operating income of $37.1 million, up 45% over second quarter 2007

•	Net Income of $21.9 million, up 45% over second quarter 2007

•	Diluted earnings per share of $0.62, up 41% over second quarter 2007

•	Contract awards of $600 million in the second quarter (40% new or add-on business)

•	Debt reduction of over $50 million during the second quarter to $98 million as of June 30, 2008

•	DSO of 69 days as of June 30, 2008 down from 74 days as of March 31, 2008

•	Increases 2008 Full Year Revenue and EPS Guidance

FAIRFAX, Virginia, July 30, 2008 – ManTech International Corporation (NASDAQ: MANT) today announced results for the second quarter of 2008. ManTech reported revenue of $465.0 million for the second quarter of 2008, up $116.3 million, or 33%, compared to $348.7 million for the same period in 2007. This represents 20% organic revenue growth for the second quarter based on pro forma revenue for the second quarter 2007, which reflects revenue generated by SRS Technologies and McDonald Bradley. The growth was primarily a result of the solid execution of the business strategy to focus on the high-end defense and intelligence markets that support our national security.

Operating income in the second quarter was $37.1 million (8.0% of revenue) up 45% compared to $25.5 million (7.3% of revenue) for the same period in 2007. Net Income in the second quarter was $21.9 million up 45% compared to $15.1 million for the same period in 2007. Diluted earnings per share were $0.62 for the second quarter, up 41% compared to $0.44 for the same period in 2007.

“Our business momentum continued during the second quarter due to ManTech’s strategic positioning at the heart of the national security mission,” said George J. Pedersen, Chairman of the Board and CEO of ManTech International Corporation. “We delivered exceptional results across all operating metrics and our continued business wins have allowed us to increase guidance significantly.”

Contract Awards & Backlog

ManTech had contract awards of $600 million in the second quarter with 40% coming from new business or add-ons to existing contracts. Classified contracts represented approximately $250 million of the awards during the quarter.

Additionally in July, the Company received two large awards for the following contracts:

•	$151 million five-year contract with the Naval Sea Systems Command (NAVSEA) for IT support

•	$124 million five-year contract with the Department of State for its Global IT Modernization (GITM) program

“Our second quarter bookings were solid and we have continued the momentum into the third quarter with our two large awards in July,” said Robert A. Coleman, President and Chief Operating Officer, ManTech International Corporation, “With the GITM recompete awarded and the award of our sole-source follow-on to Countermine expected soon, we are focused on driving additional new business wins, such as our recent U.S. Navy award, during the remainder of 2008 to continue our track record of strong organic growth into 2009 and beyond.”

ManTech’s reported backlog as of June 30, 2008, was $3.44 billion and funded backlog was a record $989 million, a 33% increase from $746 million as of June 30, 2007.

Cash Flow and Balance Sheet Information

Days Sales Outstanding of accounts receivable, or DSOs, were 69 days as of June 30, 2008. For the quarter, cash flow from operations was over $35 million. Total debt at the end of June was $98 million, with cash of $10 million, resulting in net debt of $88 million.

Company Guidance

The Company’s initial third quarter and updated full year 2008 guidance is summarized in the table below. ManTech’s guidance does not include future acquisitions or divestitures.

(Dollars in millions, except earnings per share amounts)

	3rd Quarter 2008	Full Year 2008
Revenue	$473 - $488	$1,845 - $1,880
Net Income	$22.3 – $23.3	$87.1 – $89.3
Diluted Earnings Per Share	$0.63 – $0.66	$2.46 – $2.53
Weighted Average Shares Outstanding	35.50 million	35.35 million

Key Guidance Assumptions

•	Countermine revenues of $85 million in the third quarter and $315 million for full year 2008

•	Interest expense of $650,000 in the third quarter and $3.5 million for full year 2008

•	Tax rate of 39.6% for the third quarter and for full year 2008

The Company’s revenue guidance for the third quarter and full year 2008 reflects the continuation of strong business momentum in its core national security and defense business. ManTech’s third quarter 2008 revenue guidance represents total revenue growth of 23% to 27% and pro forma organic revenue growth of 20% to 23%. ManTech’s 2008 full year revenue guidance represents total revenue growth of 27% to 30% and pro forma organic revenue growth of 17% to 19% without any future acquisitions. The organic growth rate is derived by adding 2007 revenue for both SRS Technologies and McDonald Bradley to ManTech’s 2007 revenue base. The Company’s third quarter 2008 earnings per share range represents 24% to 29% growth over third quarter 2007 and for the full year 2008 represents 26% to 30% growth over 2007.

Conference Call

ManTech executive management will hold a conference call today at 5 p.m. EST, to discuss second quarter 2008 results and answer questions. Interested parties may access the call by dialing (888) 737-3616 (domestic) or (913) 312-1488 (international). The conference call will be Webcast (listen only) simultaneously via the Internet at www.mantech.com. Interested parties should dial in or log on approximately ten minutes prior to the start of the call.

A replay of the call will be available beginning at 9 p.m. today and will remain available through midnight, August 13, 2008. To access the replay, call (888) 203-1112 (domestic) or (719) 457-0820 (international). The confirmation code for the replay is 2794431. A replay will also be available on ManTech’s Website approximately two hours after the conclusion of the call.

About ManTech International Corporation:

Headquartered in Fairfax, Virginia with more than 7,400 professionals, ManTech International Corporation is a leading provider of innovative technologies and solutions for mission-critical national security programs for the Intelligence Community; the departments of Defense, State, Homeland Security and Justice; the Space Community and other U.S. federal government customers. ManTech’s expertise includes systems engineering, systems integration, software development, enterprise architecture, cyber security, information assurance, intelligence operations and analysis support, network and critical infrastructure protection, information operations and information warfare support, information technology, communications integration, logistics and supply chain management, and service oriented architectures. The company supports the advanced telecommunications systems that are used in Operation Iraqi Freedom and in other parts of the world; has developed a secure, collaborative communications system for the U.S. Department of Homeland Security; and builds and maintains secure databases that track terrorists. The company operates in the United States and 40 countries. In 2008, BusinessWeek magazine chose ManTech for its 2008 ‘InfoTech 100’ listing representing the best performing tech companies in the world. In 2007, ManTech was named one of BusinessWeek.com’s fastest growing tech companies; to Business 2.0 magazine’s 100 Fastest Growing Technology Companies list for the second year in a row; to the Deloitte & Touche list of the 50 fastest growing technology companies in Virginia; and a GI Jobs magazine Top Ten Military Friendly Employer. Additional information on ManTech can be found at www.mantech.com.

Forward-Looking Information:

Statements and assumptions made in this press release, which do not address historical facts, constitute “forward-looking” statements that ManTech believes to be within the definition in the Private Securities Litigation Reform Act of 1995 and involve risks and uncertainties, many of which are outside of our control. Words such as “may,” “will,” “intends,” “should,” “expects,” “plans,” “projects,” “anticipates,” “believes,” “estimates,” “predicts,” “potential,” “continue,” or “opportunity,” or the negative of these terms or words of similar import are intended to identify forward-looking statements.

These forward-looking statements are subject to known and unknown risks and uncertainties, which could cause actual results to differ materially from those anticipated, including, without limitation: adverse changes in U.S. government spending priorities; failure to retain existing U.S. government contracts, win new contracts, or win recompetes; adverse results of U.S. government audits of our government contracts; risks associated with complex U.S. government procurement laws and regulations; adverse effect of contract consolidation; risk of contract performance or termination; failure to obtain option awards, task orders or funding under contracts; adverse changes in our mix of contract types; failure to successfully integrate recently acquired companies or businesses into our operations or to realize any accretive or synergistic effects from such acquisitions; failure to identify, execute or effectively integrate future acquisitions; and competition. These and other risk factors are more fully discussed in the section entitled “Risks Factors” in ManTech’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 17, 2008, and, from time to time, in ManTech’s other filings with the Securities and Exchange Commission, including among others, its reports on Form 10-Q.

The forward-looking statements included in this news release are only made as of the date of this news release and ManTech undertakes no obligation to publicly update any of the forward-looking statements made herein, whether as a result of new information, subsequent events or circumstances, changes in expectations or otherwise.

MANTECH INTERNATIONAL CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEETS

(Dollars in Thousands Except Per Share Amounts)

	(unaudited)
	June 30, 2008	December 31, 2007
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$10,014	$8,048
Receivables—net	354,102	337,467
Prepaid expenses and other	17,584	19,104

Total Current Assets	381,700	364,619

Property and equipment—net	14,802	14,170
Goodwill	452,213	451,832
Other intangibles—net	77,202	82,976
Employee supplemental savings plan assets	17,046	17,999
Other assets	5,802	5,907

TOTAL ASSETS	$948,765	$937,503

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Current portion of debt	$98,000	$126,000
Accounts payable and accrued expenses	110,770	100,447
Accrued salaries and related expenses	66,136	61,429
Billings in excess of revenue earned	5,944	8,334

Total Current Liabilities	280,850	296,210

Debt-net of current portion	—	39,000
Accrued retirement	18,358	18,973
Other long-term liabilities	7,156	7,848
Deferred income taxes—non-current	27,727	24,167

TOTAL LIABILITIES	334,091	386,198

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS’ EQUITY:
Common stock, Class A—$0.01 par value; 150,000,000 shares authorized; 21,413,434 and 20,474,379 shares issued at June 30, 2008 and December 31, 2007; 21,170,394 and 20,231,339 shares outstanding at June 30, 2008 and December 31, 2007, respectively	214	205
Common stock, Class B—$0.01 par value; 50,000,000 shares authorized; 13,958,345 and 14,279,813 shares issued and outstanding at June 30, 2008 and December 31, 2007	140	143
Additional paid-in capital	320,576	297,827
Treasury stock, 243,040 shares at cost at June 30, 2008 and December 31, 2007	(9,114)	(9,114)
Retained earnings	304,515	262,686
Accumulated other comprehensive loss	(193)	(147)
Unearned ESOP shares	(1,464)	(295)

TOTAL STOCKHOLDERS’ EQUITY	614,674	551,305

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$948,765	$937,503

MANTECH INTERNATIONAL CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

(In Thousands Except Per Share Amounts)

	Three months ended June 30,		Six months ended June 30,
	2008	2007	2008	2007
	(unaudited)	(unaudited)	(unaudited)	(unaudited)
REVENUES	$464,970	$348,700	$890,042	$642,985
Cost of services	391,364	292,253	747,082	539,156
General and administrative expenses	36,496	30,968	71,296	56,987

OPERATING INCOME	37,110	25,479	71,664	46,842
Interest expense	(969)	(1,441)	(2,611)	(1,536)
Interest income	131	531	341	953
Other (expense) income, net	(12)	334	(132)	346

INCOME BEFORE PROVISION FOR INCOME TAXES	36,260	24,903	69,262	46,605
Provision for income taxes	(14,364)	(9,799)	(27,433)	(18,133)

INCOME FROM CONTINUING OPERATIONS	21,896	15,104	41,829	28,472
(Loss) from discontinued operations, net of taxes	—	—	—	(458)
Gain on sale of discontinued operation, net of taxes (to CEO)	—	—	—	338

NET INCOME	$21,896	$15,104	$41,829	$28,352

BASIC EARNINGS (LOSS) PER SHARE:
Class A common stock
Income from continuing operations	$0.63	$0.44	$1.21	$0.84
(Loss) on discontinued operations, net of taxes	—	—	—	—

Class A basic earnings per share	$0.63	$0.44	$1.21	$0.84

Weighted average common shares outstanding	20,835	19,575	20,577	19,441

Class B common stock
Income from continuing operations	$0.63	$0.44	$1.21	$0.84
(Loss) on discontinued operations, net of taxes	—	—	—	—

Class B basic earnings per share	$0.63	$0.44	$1.21	$0.84

Weighted average common shares outstanding	14,033	14,428	14,135	14,498

DILUTED EARNINGS (LOSS) PER SHARE:
Class A common stock
Income from continuing operations	$0.62	$0.44	$1.19	$0.83
(Loss) on discontinued operations, net of taxes	—	—	—	—

Class A diluted earnings per share	$0.62	$0.44	$1.19	$0.83

Weighted average common shares outstanding	21,298	19,965	21,040	19,864

Class B common stock
Income from continuing operations	$0.62	$0.44	$1.19	$0.83
(Loss) on discontinued operations, net of taxes	—	—	—	—

Class B diluted earnings per share	$0.62	$0.44	$1.19	$0.83

Weighted average common shares outstanding	14,033	14,428	14,135	14,498

MANTECH INTERNATIONAL CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Dollars in Thousands)

	(unaudited)
	Six months ended June 30,
	2008	2007
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$41,829	$28,352
Adjustments to reconcile net income to net cash provided by operating activities:
Loss from discontinued operation, net of tax	—	458
Gain on sale of discontinued operation, net of tax	—	(338)
Stock-based compensation	3,363	3,422
Tax benefits from exercise of stock options	(3,301)	(755)
Deferred income taxes	3,121	(6,275)
Depreciation and amortization	8,311	6,170
Change in assets and liabilities—net of effects from acquired and disposed businesses:
Receivables-net	(16,635)	(7,414)
Prepaid expenses and other	(3,192)	4,705
Accounts payable and accrued expenses	13,897	(817)
Accrued salaries and related expenses	4,707	(5,654)
Billings in excess of revenue earned	(2,390)	703
Accrued retirement	(615)	604
Other	1,252	(118)

Net cash flow from operating activities of continuing operations	50,347	23,043
Net cash flow from discontinued operations	—	(1,562)

Net cash flow from operating activities	50,347	21,481

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property and equipment	(3,076)	(1,553)
Investment in capitalized software for internal use	(1,001)	(1,508)
Proceeds from the sale of property and equipment	—	1,828
Proceeds from note receivable	5,126	—
Acquisition of businesses	(381)	(198,236)

Net investing cash flow from continuing operations	668	(199,469)
Net investing cash flow from discontinued operations	—	3,000

Net cash flow from investing activities	668	(196,469)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from exercise of stock options	14,650	4,898
Excess tax benefits from the exercise of stock options	3,301	755
Excess tax benefit from distribution of shares held in grantor trust	—	8,581
Treasury stock acquired	—	(9,114)
Net borrowings under the line of credit, non-current	—	60,000
Net (repayments) borrowings under the line of credit	(67,000)	71,992

Net cash flow from financing activities	(49,049)	137,112

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	1,966	(37,876)
CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD	8,048	41,510

CASH AND CASH EQUIVALENTS, END OF PERIOD	$10,014	$3,634

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